EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
06-03

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS FOURTH QUARTER RESULTS
Internal revenue growth of 25% for fourth quarter, 14% for 2005
EPS of $0.15 in fourth quarter 2005 vs. $0.02 in fourth quarter 2004
HOUSTON – February 23, 2006 – Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2005.
     Revenues in the fourth quarter of 2005 were $523.5 million, compared to revenues of $419.2 million in the fourth quarter of 2004. For the fourth quarter of 2005, net income was $18.5 million or earnings per diluted share of $0.15, compared to net income of $1.8 million or earnings per diluted share of $0.02 in the fourth quarter of 2004.
     Revenues for the twelve months of 2005 were $1.86 billion, compared to $1.63 billion for the twelve months of 2004. For the twelve months of 2005, the company reported net income of $29.6 million, or earnings per diluted share of $0.25, compared to a net loss of $9.2 million, or a loss per diluted share of $0.08 for the year 2004.
     “Our strong performance in the fourth quarter reflects our leading market position and our ability to quickly meet customer needs – whether providing emergency response after a hurricane or partnering to deploy outsourcing strategies,” said John Colson, chairman and chief executive officer of Quanta Services. “During 2005, we increased revenues, profits, margins, internal growth and backlog, quarter over quarter and year over year, and we therefore look forward to 2006 with enthusiasm.”
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RECENT HIGHLIGHTS –
•	Continued to Support Utilities in Restoration Efforts – During the fourth quarter, Quanta deployed crews to help restore power and communications following Hurricane Wilma, the most intense hurricane of 2005. These crews were in addition to Quanta’s workforce that remained in the Gulf Coast Region working to repair infrastructure in the areas affected by Hurricanes Dennis, Katrina and Rita.

•	Completed International Work – Quanta recently completed a project in Africa utilizing its energized services technology. The six-month project involved the installation of a second 132,000-volt circuit while the existing transmission line remained energized. By utilizing Quanta’s energized technology and avoiding the shutdown of an oilfield, the customer achieved significant savings.

•	Completion Nears on 90-mile, 765,000-volt Transmission Line – At year end, Quanta had completed much of the work to construct the nation’s first six-bundle conductor transmission line for American Electric Power (AEP). The new line, on schedule to be completed in the second quarter of 2006, includes 333 towers and 3,420 miles of wire and stretches from an AEP station at Oceana, W.Va., to the Jacksons Ferry Station east of Wytheville, Va. Energy demands in western Virginia and southern West Virginia have increased more than 135 percent since the last electric transmission line was built to serve the region in 1973.
OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the first quarter of 2006 to range from $440 million to $460 million, with net income per share of approximately $0.01 to $0.03.
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     Quanta Services has scheduled a conference call for February 24, 2006, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 262-2191 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the live call on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.
     For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s web site at www.quantaservices.com. A replay will be available through March 3, 2006, and may be accessed by calling (303) 590-3000 and using the pass code 11053630. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts; the replacement of contracts as they are completed or expire; the ability to effectively integrate the operations of acquired businesses; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; growth outpacing infrastructure; risks associated with operating in international markets; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; the adverse impact of goodwill impairments; and the potential conversion of outstanding convertible subordinated notes. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Twelve Months Ended December 31, 2005 and 2004 (In thousands, except per share information)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005		2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues	$523,494		$419,242	$1,858,626	$1,626,510
Cost of services	436,827		369,341	1,601,878	1,445,119

Gross profit	86,667		49,901	256,748	181,391
Selling, general & administrative expenses	49,053		41,744	184,688	170,613
Net loss on sale of property & equipment	3,394		1,397	3,515	924

Income from operations	34,220		6,760	68,545	9,854
Interest expense	(5,986)		(6,094)	(23,949)	(25,067)
Interest income	2,280		955	7,416	2,551
Other income (expense), net	(89)		68	235	17

Income (loss) before taxes	30,425		1,689	52,247	(12,645)
Provision (benefit) for taxes	11,963		(147)	22,690	(3,451)

Net income (loss)	$18,462		$1,836	$29,557	$(9,194)

Basic earnings (loss) per share	$0.16		$0.02	$0.26	$(0.08)

Diluted earnings (loss) per share	$0.15	(a)	$0.02	$0.25	$(0.08)

Shares used in computing earnings (loss) per share:
Basic	116,099		114,731	115,756	114,441

Diluted	141,482	(a)	115,752	116,634	114,441

(a) As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted by an additional 24.2 million assuming conversion of Quanta’s 4.5% convertible subordinated notes, and net income has been adjusted by $2.2 million for an addback of related interest expense, net of tax.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$304,267	$265,560
Accounts receivable, net	431,584	348,828
Costs and estimated earnings in excess of billings on uncompleted contracts	38,053	42,092
Inventories	25,717	18,849
Prepaid expenses and other current assets	31,389	24,707

Total current assets	831,010	700,036
PROPERTY AND EQUIPMENT, net	286,606	314,983
ACCOUNTS AND NOTES RECEIVABLE, net	15,229	19,920
OTHER ASSETS, net	33,583	36,438
GOODWILL AND OTHER INTANGIBLES, net	388,357	388,620

Total assets	$1,554,785	$1,459,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,252	$6,236
Accounts payable and accrued expenses	241,811	203,656
Billings in excess of costs and estimated earnings on uncompleted contracts	14,008	11,166

Total current liabilities	258,071	221,058
LONG-TERM DEBT, net of current maturities	7,591	21,863
CONVERTIBLE SUBORDINATED NOTES	442,500	442,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	142,885	111,329

Total liabilities	851,047	796,750

STOCKHOLDERS’ EQUITY	703,738	663,247

Total liabilities and stockholders’ equity	$1,554,785	$1,459,997

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